Exhibit 10.46

Executed version

Machine Equipment Pledge Agreement

Between

Tianjin New Highland Science Development Co., Ltd.

(as Pledgor)

and

DB TRUSTEES (HONG KONG) LIMITED

(as the Security Agent and the Pledgee)

Table of contents

CLAUSES		PAGE NO.

1	DEFINITION AND EXPLANATION	3

2	PLEDGE	4

3	PERFECTION OF THE PLEDGE	5

4	INSURANCE	7

5	CLAIMS AGAINST THIRD PARTIES	9

6	DOCUMENTS TO BE DELIVERED BY THE PLEDGOR	10

7	REPRESENTATION AND WARRANTY	11

8	COMMITMENT	12

9	CONTINUING SECURITY INTEREST	14

10	ENFORCEMENT OF THE PLEDGE	16

11	DESIGNATION OF ACCOUNTS	17

12	USE OF ENFORCEMENT PROCEEDS	17

13	THE SECURITY AGENT AND ITS AGENT	17

14	POWER OF ATTORNEY	19

15	COSTS AND EXPENSES	19

16	COMPENSATIONS	20

17	RELEASE	20

18	NOTIFICATION	21

19	APPLICABLE LAWS AND JURISDICTION	21

20	OTHERS	21

ATTACHMENT 1:	SPECIFICS OF SECURED EQUIPMENT	23

ATTACHMENT 2:	THE FORMAT OF ADDITIONAL PLEDGE COMMITMENTS	24

SIGNATURE PAGE		26

The Machine Equipment Pledge Agreement (hereinafter referred to as “the Agreement”) is entered into on 11 January 2010 by:

A.                                   Tianjin New Highland Science Development Co., Ltd. , the pledgor (hereinafter referred to as the Pledgor), a company (registration number: 120109000004324) incorporated under the laws of the People’s Republic of China (hereinafter referred to as China), with its registered address at Dagang Economic Development Area (DEDA), Tianjin, China; and

Whereas:

1                                On 8 January 2010, the Pledgor, as the Borrower, and among others, Deutsche Bank AG, Hong Kong Branch, as the Arranger, Facility Agent and Calculation Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, have entered into a Facility Agreement (including amendments and restatements of the Facility Agreement through an Amendment Agreement, and other modifications, revisions, extensions, additions, updates and restatements of the Facility Agreement from time to time) (hereinafter collectively referred to as the “Loan Contract”), under which, the Lenders have agreed, as per the terms and conditions of the Loan Contract, to provide a loan to the Borrower of no more than USD65,000,000;

2                                The Borrower may enter into a Hedging Agreement with a Hedging Counterparty;

3                                The Borrower and among others, Deutsche Bank AG, Hong Kong Branch, as the Facility Agent, and DB Trustees (Hong Kong) Limited, as the Security Agent, have entered into a Security Trust Deed on 11 January 2010; and

4                                As a prerequisite for the Lenders to extend the loan to the Borrower, the Pledgor agrees to, under the terms and conditions of the Agreement, provide its machine equipment to the Facility Agent, Security Agent, Calculation Agent, Arranger, Lenders and Hedging Counterparty as pledge that the Borrower shall settle in full and on time its obligations under the Transaction Finance Documents.

The two parties have herein reached agreement as follows:

1                                         Definition and Explanation

1.1                                 Definition

The Agreement constitutes the Mortgage over LHD Units as defined in the Security Trust Deed. Unless otherwise specifically stated, the terms used in this Agreement shall have the same meaning as defined in the Security Trust Deed (and the same applies to the Chinese translation). The Agreement defines the following terms as follows:

The Secured Obligations refer to obligations specified under Clause 2.5 (Scope of the pledge) of the Agreement.

The Pledged Equipment refers to the Lateral Hydraulic Drilling Units (the LHD Units), including the existing LHD Units described in details in Attachment 1 (Pledge Specifics) and any New Equipment described in details in every attachment for Additional Pledge Commitments.

New Equipment refers to the Financed LHD Units and Upcoming LHD Units purchased by the Pledgor.

Additional Pledge refers to the pledge provided by the Pledgor on the New Equipment as per Clause 2.4 (Additional Pledge) of the Agreement.

Additional Pledge Commitment refers to a letter of commitment or document over the Additional Pledge signed by the Pledgor as per the format and contents of Attachment 2 (The Format of Additional Pledge Commitments).

The Pledge Registration Authority refers to Tianjin Industrial and Commercial Administrative Bureau or other competent government bodies responsible for the registration of movable properties.

The Security Registration Authority refers to the Tianjin Bureau of the State Administration of Foreign Exchange or other relevant governmental bodies responsible for the registration of the provision of security for the pledge established under the Agreement.

The Security Certificate refers to the security registration certificate or documents of similar status, with the Security Agent as the obligee, issued by the Security Registration Authority for the pledge established under the Agreement.

The Approving Authority refers to Tianjin Municipal Commission of Commerce or other relevant governmental bodies responsible for approving issues in connection with the pledge under the Agreement.

The Pledge Certificate refers to the document bearing witness to the registration of pledge with the Security Agent as the obligee issued by the Pledge Registration Authority for the purpose of the Secured Equipment.

China refers to the People’s Republic of China and for the purpose of this Agreement, does not cover the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

1.2                                 Explanation

(a)               The Clause 1.3 (Rule of explanation) (as adjusted where necessary) of the Security Trust Deed should apply to this Agreement.

(b)              The use of Security Agent, Borrower, Pledgor and Secured Parties, unless the context specifically indicates otherwise, shall include their respective successors and assignees and any and all those who have acquired rights from the aforementioned.

2                                         Pledge

2.1                                 The establishment of pledge

(a)               As a means of security for payment and settlement on time and in full of the Secured Obligations by the Borrower, the Pledgor establishes herein the first right of pledge for the Security Agent on the Secured Equipment and all the (existing and future) rights, benefits and interests from the Secured Equipment.

(b)              In spite of the above provision, the Pledgor should perform all of its obligations in connection with the Secured Equipment, and the Security Agent shall not be obligated to perform such obligations, or be liable to any party for any consequences as a result of the failure to perform such obligations.

2.2                                 Use of the Secured Equipment

The Secured Equipment shall be in the control of the Pledgor and used by the Pledgor until the execution of the security interest under the Agreement by the Security Agent in accordance with Clause 10 (Execution of the Pledge), but the Pledgor’s use of the Secured Equipment should not in any way be harmful to all or any of the rights and interests of the Security Agent under the Agreement.

2.3                                 Value of the Secured Equipment

The Pledgor and the Security Agent (following the instruction of the Instructing Group) agree and confirm that the value stated in Attachment I (Pledge Specifics) shall be the assessed value of the Secured Equipment on the date of signing of the Agreement.

2.4                                 Additional pledge

(a)               After acquiring the ownership of any New Equipment, the Pledgor should pledge the New Equipment and all the (existing and future) rights, benefits and interests from the New Equipment to the Security Agent as security for the obligations under the Transaction Finance Document.

(b)              The Pledgor should ensure that the Security Agent, within 30 days upon completion of customs clearance for the New Equipment, receives the Additional Pledge Commitment signed by the Pledgor in substantially the same format as the Attachment II (The Format of Additional Pledge Commitments), and ensure that the Security Agent, within 60 days upon completion of the customs clearance for the New Equipment, receives the Pledge Certificate for the purpose of the pledge of the New Equipment and within 90 days upon completion of the customs clearance for the New Equipment, the Security Certificate and the approval and registration documents from the Approving Authority or certificates for the unavailability of the relevant approval document or registration document.

2.5                                 Scope of the pledge

The debts covered by the pledge of the Pledgor under the Agreement include the following:

(a)               The principals, interests (including interests, interests on overdue debts and interests on late payment fines), costs, commitment fees, arranging fees, agent fees, other fees, expenditures, compensations, default fines, damages and expenses incurred to enforce the creditor’s rights (including but not limited to litigation fees, lawyers’ fees, notary fees, enforcement expenses, etc.) that the Borrower should settle with or pay to the Secured Parties under the Transaction Finance Documents and any other amounts payable by the Borrower (no matter whether the settlement or payment is due upon maturity of the loans or becomes due under other conditions); and

(b)              All expenses incurred by the Secured Parties to enforce their secured rights and interests under the Agreement (including but not limited to litigation fees, lawyers’ fees, notary fees and enforcement expenses, etc) and any other amounts payable by the Pledgor.

3                                         Perfection of the Pledge

3.1                                 Approval and registration

The Pledgor should, at its own expense and as soon as possible, obtain approval from the Approval Authority for the pledge under the Agreement, complete the security registration with Security Registration Authority, and complete registration with the Pledge Registration Authority.

3.2                                 Delivery and possession of the registration documents

(a)               The Pledgor commits to the Security Agent that immediately upon completion of the registration required under Clause 3.1 (Approval and registration), the Pledgor shall deliver to the Security Agent the approval from the Approving Authority, Security Certificate issued  by the Security Registration Authority, Pledge Certificate issued by the Pledge Registration Authority, and any other approval and registration documents that the Security Agent deems necessary for the perfection of the security interests under the Agreement.

(b)              The Pledgor confirms that any time when the Security has not obtained, is not in possession and/or in custody of the approval documents, security certificates and/or pledge certificates issued by the Approving Authorities, the Security Certificates and/or Pledge Certificates should be deemed to have been obtained, be in possession and/or in custody by the holder of these approval documents and/or certificates for the benefits of the Security Agent on behalf of the Security Agent. The Pledgor is obligated to, as soon as possible, deliver the approval documents, Security Certificates and Pledge Certificates to the Security Agent or cause others to deliver these approval documents and/or certificates to the Security Agent, and shall compensate the Security Agent for any losses thereby incurred.

3.3                                 Further warranties

Before the irrevocable settlement of the Secured Obligations in full in a manner satisfactory to the Secured Parties and the termination of the Agreement in accordance with Clause 17 (Release of the Agreement), upon reasonable request of the Security Agent, the Pledgor shall, at any time and at its own expenses, take any actions that the Security Agent may reasonably require for the following purposes (including but not limited to signing of documents, obtaining approvals and completion of registration, filing or documentation):

(a)               Establishment and perfection of the pledge under the Agreement;

(b)              For the interests of the Security Agent, perform the registration, alteration and extension of the pledge under the Agreement with the Approving Authority, Security Registration Authority and/or Pledge Registration Authority; and

(c)               Implement the Agreement in accordance with the terms and conditions of the Agreement, or exercise any rights, powers or discretion in respect of the pledge under the Agreement.

3.4                                 Additional security

Should the value of the Secured Equipment decreases due to any action of the Pledgor, the Security Agent has the right to require the Pledgor to stop such action and require the Pledgor to take remedial measures to restore the value of the Secured Equipment, or require the Pledgor to provide additional security acceptable to the Security Agent.

3.5                                 No impairment of value

During the terms of the Agreement, the Security Agent has the right to engage, at any time it deems appropriate, a qualified valuation agency to assess the Secured Equipment. If the assessed value of the Secured Equipment is lower than the value specified in Clause 2.3 (Value of the Secured Equipment), the Pledgor should take measures to restore the value of the Secured Equipment or provide additional security acceptable to the Security Agent, and any costs thus incurred (including but not limited to the assessment fees) shall be assumed by the Pledgor.

4                                         Insurance

4.1                                 Purchase of insurance

The Pledgor should, at its own expense, buy insurance in accordance with the requirements of the Loan Contract from an insurer approved by the Security Agent (following the instructions from the Instructing Group) for (i) the Secured Equipment (other than the New Equipment) before the initial utilization date under the Loan Contract and (ii) the New Equipment within a commercially reasonable period of time upon completion of customs clearance, and the insurance should cover fire, earthquake, other risks generally included under all risk insurance and other insurance required by the Security Agent. If the existing insurance policies and/or insurance contracts for the Secured Equipment do not cover the scope of insurance described in this clause, the Pledgor has the obligation to expand the scope of insurance to comply with this clause.

4.2                                 Amount of insurance

The amount of insurance for the Secured Equipment should not be lower than the value of the Secured Equipment specified in Attachment I (Pledge Specifics) and Attachment II (The Format of Additional Pledge Commitment).

4.3                                 Modification of the insurance clauses

The insurance policies and/or insurance contracts covering the Secured Equipment should not contain any terms or conditions that will or may jeopardize or compromise the rights and interests of the Security Agent under the Agreement. If the existing insurance policies and/or insurance contracts covering the Secured Equipment are not satisfactory to the

Security Agent, the Pledgor should modify the insurance policies and/or insurance contracts to the satisfaction of the Security Agent (acting in accordance with the instructions of the Instructing Group). During the life of the Agreement, without the prior written consent of the Security Agent (acting in accordance with the instructions of the Instructing Group), the Pledgor must not modify, amend, transfer, cancel or terminate relevant insurance policies and/or insurance contracts.

4.4                                 Assignment of insurance benefits

In securing insurance for the Secured Equipment, the Pledgor should take all necessary measures and sign all necessary documents to assign all or any of its benefits under the insurance purchased to the Security Agent. For the purpose of assignment of the insurance benefits, the Pledgor should cause the insurer(s) to sign all necessary documents and designate the Security Agent as the first beneficiary to the relevant insurance policies and/or insurance contracts. In the event of an insured event, the Pledgor should immediately notify the Security Agent, proceed with the claim issues, and notify the Security Agent of the status of the claims in a timely manner. The Pledgor should, as per requirement of the insurance contracts, require the insurer(s) to carbon copy all its correspondences with the Pledgor to the Security Agent. When the insurer accepts a claim and agrees to pay relevant insurance proceeds, the Security Agent should notify the insurer of the account into which the insurance proceeds should be paid.

4.5                                 Continuing validity of insurance

(a)               The Pledgor should take all necessary measures (including but not limited to paying premiums or renewing the policies) to ensure the continuing validity of insurance before the complete settlement of the Secured Obligations and the termination of the Agreement in accordance with Clause 17 (Release of the Agreement). Should the Pledgor fail to perform this obligation, the Security Agent has the right but is not obligated to buy or renew policies on behalf of the Pledgor, with any expenses thus incurred to be assumed by the Pledgor. The Pledgor should compensate the Security Agent for all the losses, costs and expenses incurred as a result of the Pledgor’s failure to comply with this clause.

(b)              After the complete settlement of the Secured Obligations and termination of the Agreement in accordance with Clause 17 (Release of the Agreement), the beneficiary under the relevant insurance policies/contracts for the Secured Equipment shall be changed back to the Pledgor.

4.6                                 The maintenance of the insurance documents

After the Pledgor has purchased insurance policies in accordance with Clause 4 (Insurance) of the Agreement, the Pledgor should deliver the originals of the policies (including any modifications or additions), insurance contracts (including any modifications or additions), receipts for premium payment or invoices or any other relevant documents to the Security Agent for keeping.

4.7                                 Use of insurance proceeds

Before complete settlement of the Secured Obligations and the termination of the Agreement in accordance with Clause 17 (Release of the Agreement), the Pledgor agrees that the Security Agent (acting in accordance with the instructions of the Instructing Group) has the right to select, at its own discretion, either of the following methods for the use of insurance proceeds, and the Pledgor should provide assistance as required:

(a)               Upon payment of insurance proceeds by the insurer(s), if the Security Agent (acting in accordance with the instruction of the Instructing Group) believes that a default event as specified in the Loan Contract has occurred, the Security Agent shall instruct the insurer(s) to pay the insurance proceeds to an account or accounts designated by the Security Agent as payment or prepayment of the Secured Obligations.

(b)              Upon payment of insurance proceeds by the insurer(s), if the Security Agent (acting in accordance with the instruction of the Instructing Group) believes that there is no default event as specified in the Loan Contract, the Security Agent shall instruct the insurer(s) to pay the proceeds to the Pledgor’s Onshore Controlled Account as required under the Loan Contract for repairing the Secured Equipment to restore its value.

5                                         Claims against Third Parties

5.1                                 Third-party actions

During the term of the Agreement, if the value of the Secured Equipment decreases due to any actions or inaction of a third party, the damages from the third party should be deposited into the account(s) designated by the Security Agent. The Pledgor agrees that the Security Agent has the right to use the damages in accordance with Clause 17 (Use of insurance proceeds), and should provide necessary assistance as required.

5.2                                 Expropriation

During the term of the Agreement, if, for any reason, the Secured Equipment is requisitioned or expropriated, the Pledgor should deposit the indemnities it has received from the requisition or expropriation into the account(s) designated by the Security Agent. The Pledgor agrees that the Security Agent has the right to use these indemnities for the settlement or payment of the Secured Obligations, or deposit these indemnities into the account(s) designated by the Security Agent as security for the settlement of the Secured Obligations, and should provide necessary assistance as required.

6                                         Documents to be delivered by the Pledgor

6.1                                 Without prejudice to the provisions of other Clauses of the Agreement, unless expressly waived by the Security Agent, the Pledgor should ensure that the Security Agent receives, no later than the Initial Utilisation Date as specified in the Loan Contract and in a manner that is satisfactory to the Security Agent in terms of format and content, the originals or authenticated copies of following documents:

(a)               Documents to be provided by the Borrower as specified in Section 1(a)(iii) of the Attachment 2 (Preconditions) to the Loan Contract (as per its format and contents on the date of Agreement);

(b)              Indebtedness registration certificates for the purpose of the Loan Contract;

(c)               The originals of the Pledgor’s board meeting resolutions for approving the signing and performance of the Agreement, the Registration Agreement and relevant Additional Pledge Commitments and for authorizing the signer(s), and the signature specimens of the authorized signer(s);

(d)              Properly signed Loan Contract and Agreement;

(e)               Supporting documents giving testimony to the Borrower’s submission of materials for approval, registration and filing purposes to the Approving Authority and the Security Registration Authority;

(f)                 Purchase agreements or other documents supporting the rights of the Pledgor over any Secured Equipment (other than the New Equipment), including but not limited to any purchase agreements, bills of lading, transportation contract, commercial invoices and other supporting documents issued by relevant counterparties or government bodies that bear witness to the rights of the Pledgor over the Secured Equipment (other than the New Equipment);

(g)              The insurance policies, insurance contracts, receipts of premiums paid or invoices or any other supporting documents for insurance purchased or to be purchased by the Pledgor for the Secured Equipment (other than the New Equipment); and

(h)              Other documents reasonably required by the Security Agent from time to time.

6.2                                 The Pledgor should ensure that the Security Agent receives the Pledge Certificates in a satisfactory manner in terms of the format and contents within 30 days from the Initial Utilisation Date, and make its best efforts to enable the Security Agent to receive, within 90 days from the Initial Utilisation Date and in a satisfactory manner in terms of format and contents, the approval from the Approving Authority, the Security Certificate and other approval and registration documents, or supporting documents testifying that relevant approval or registration documents cannot be obtained.

6.3                                 Other documents to be delivered by the Pledgor as per reasonable requests of the Security Agent from time to time.

7                                         Representation and Warranty

7.1                                 Representations and warranties

The Pledgor herein makes the following representations and warranties to the Security Agent:

(a)               It is a wholly foreign owned enterprise properly incorporated and validly existing under the laws of China, with the right to own property and carry out its current business activities;

(b)              It has full rights to sign the Agreement, , exercise its rights under the Agreement, perform its obligations under the Agreement, and has taken all necessary internal actions within the Company and other actions to obtain authorization or has obtained such authorization to sign and perform the Agreement;

(c)               Other than the registration required under Clause 3.1 (Approval and registration) of the Agreement, it has obtained all authorizations, approvals, consent, registration and filing from all government bodies and other organizations required for the signing and performance of the Agreement and ensuring the validity of the Agreement;

(d)              Its signing of the Agreement and its performance of the obligations under the Agreement do not violate: (i) its organizing documents; or (ii) any documents that are binding on the Company, or the Secured Equipment or other properties owned by the Company; or (iii) any applicable laws;

(e)               There is no litigation, arbitration or administrative proceedings against it or the Secured Equipment that are taking place, pending, or to its knowledge, threatened, and which, once unfavorable decisions are made, may have adverse impact on its performance of obligations under the Agreement;

(f)                 It has full ownership over the Secured Equipment, there is no dispute over its rights with respect to the Secured Equipment, there is no other pledge of the Secured Equipment (other than the pledge under the Agreement), and the Secured Equipment has not been seized, confiscated or subject to other restrictions;

(g)              The Secured Equipment is in good repair in all material aspects, and the Secured Equipment does not have structural or other material deficiencies or damages (whether potential or others);

(h)              It complies with all applicable laws governing the ownership, possession and/or use of the Secured Equipment;

(i)                  All due payments and taxes in connection with the Secured Equipment have been paid in full, and there is no outstanding debt or default in connection with the Secured Equipment; and

(j)                  All information, documents and materials it has provided to the Security Agent in connection with the Agreement and the Secured Equipment are, in all respects, true and accurate as of the date such information, documents and materials are provided or representations on them are made, and all documents provided in photocopies conform to their originals.

7.2                                 Repetition of representations and warranties

The Pledgor further represents and warrants to the Security Agent that the above representations and warranties shall remain true and accurate at any time during the effective term of the Agreement on the basis of the facts and circumstances of the time.

8                                         Commitment

8.1                                 Positive commitment

The Pledgor commits to the Security Agent that within the valid term of the Agreement, the Pledgor shall:

(a)               Ensure that the whole or any part of the Secured Equipment shall not be confiscated, seized, placed in custody or subject to any litigation, judicial or administrative enforcements or restrictions;

(b)              Immediately notify the Security Agent of any events that may have impact on the Security Agent’s rights under the Agreement, including but not limited to Events of Default under the Transaction Finance Document, or any litigation, arbitrary and administrative proceedings involving the Pledgor, the Secured Equipment or other assets of the Pledgor;

(c)               Take actions as soon as practicably possible to remedy any damages to the Secured Equipment or contest any claims or disputes over the Secured Equipment, and notify the Security Agent of any such claims or disputes involving amounts of over RMB7 million (RMB seven million)(or an equivalent amount);

(d)              Should the Security Agent enforce the pledge under the Agreement, provide the Security Agent with all assistance required and support and carry out all procedures in connection with the enforcement;

(e)                Fully observe and perform all its obligations under any contracts or agreements in connection with the Secured Equipment;

(f)                 Strictly comply with the laws and regulations of China applicable to the Secured Equipment, and obtain all authorization, approval and consent from and complete all registration and filing procedures with government bodies or other organizations (including but not limited to the approval and registration specified in Clause 3.1 (Approval and registration) of the Agreement) required for the signing, validity and enforcement of the Agreement;

(g)              Fully comply with all the regulatory requirements of the China customs for the Secured Equipment;

(h)              Apply due care in the use of the Secured Equipment in compliance with the designed purpose and maintenance manuals and maintain the Secured Equipment in good conditions in all respects;

(i)                  Purchase and maintain appropriate insurance for the Secured Equipment as required under the Agreement;

(j)                  Pay on time all expenses it is obligated to pay in connection with the Secured Equipment, including but not limited to purchase consideration, possible taxes, insurance premiums and other relevant costs and expenses that become due from time to time;

(k)               Given proper notification in advance by the Security Agent, allow the Security Agent or any individual designated by the Security Agent to examine the Secured Equipment or its any parts;

(l)                  Without the need of obtaining prior consent of the Pledgor, the Secured Parties may assign their obligee’s right under the Agreement in accordance with the requirements of the Transaction Finance Document, with their right of the pledge under the Agreement transferred to the third party (parties) at the same time, and the Pledgor should complete relevant legal procedures for this purpose; and

(m)            Upon request of the Security Agent, immediately provide to the Security Agent any other information on the Agreement or Secured Equipment.

8.2                                 Negative commitment

The Pledgor commits to the Security Agent that during the life of the Agreement, unless otherwise agreed by the Security Agent, the Pledgor shall not:

(a)               Establish pledge or other security rights (other than the pledge established under the Agreement) over the whole or any part of the Secured Equipment;

(b)              Dispose the whole or any part of the Secured Equipment via sale, grant, transfer, lease, exchange or other means;

(c)               Take actions or fail to take any actions that compromise any rights and interests of the Security Agent under relevant insurance policies and/or insurance contracts for the Secured Equipment, including but not limited to terminating the insurance policies and/or insurance contracts for whatever reasons;

(d)              Take actions or allow any other parties or individuals to take actions that may reduce the value of the Secured Equipment in any respect; or

(e)               Commit, cause or allow the commission of any events that may be harmful to the rights and interests of the Security Agent under the Agreement.

9                                         Continuing security interest

9.1                                 Continuing security interest

The pledge under the Agreement is a continuous security interest, and shall remain in full force until all Secured Obligations have been settled in full, each and every Lender is no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreement have been completed, without regard to whether there have been any settlements or release in whole or in part in the interim.

9.2                                 Restitution

If, in reliance on certain payments, security interests or other dispositions, the Secured Parties have released the obligations in whole or in part or have made arrangements for these obligations, but the payments, security interests or dispositions have become void or must be restored due to insolvency, liquidation, judicial administration or other causes, the obligations of the Pledgor under the Agreement shall continue to exist or be restored, as if there had not been any such release or arrangements.

9.3                                 Non-diminishment

The pledge under the Agreement or the relevant right of remedy of the Security Agent shall not be diminished as a result of the following:

(a)               Any other security interests, warranties or compensations assumed currently by the Security Agent or any other parties or assumed after the signing of the Agreement in relation to the Secured Obligations or any other debts;

(b)              Waiver, release, enforcement or non-enforcement of any other security interests, warranties or compensations;

(c)               Perfection or non-perfection of rights in any other security interests, warranties or arrangements, or full or partial realization of the value of the security interests in security arrangements;

(d)              Any revisions to any other security interests, warranties or compensations or any revisions to any Transaction Finance Documents;

(e)               Grace extended to the Pledgor or any other parties in term of time or other respects;

(f)                 Any debts that any other parties require or do not require the Pledgor or others to meet;

(g)              Situations where any party becomes incapable, disempowered, unauthorized, disqualified as a legal entity or is dissolved, or there is change to the members or legal status of any party;

(h)              Any bankruptcy or similar proceedings;

(i)                  Situations where, to the extent allowed by applicable laws, any obligation of any party under the Transaction Finance Document or any other documents or the security interests has become unenforceable, illegal, void or unverifiable;

(j)                  Release of the obligations of any party in accordance with settlement agreements or arrangements; or

(k)               Any action, event or situation that would have diminished or released the rights of the Security Agent under the Agreement without the provisions of this clause,

9.4                                 Execution of the security interests

To the extent permissible under applicable laws, the Pledgor waives its rights to require the Security Agent to claim or execute any other rights, security interests or rights to demand payments before the Security

Agent can exercise any of its rights under the Agreement.

9.5                                 Additional security interests

The Agreement and the pledge under the Agreement constitute the supplement to any other security interests currently held or to be held by the Security Agent, and shall not, in any way, be affected by other such security interests.

10                                  Enforcement of the pledge

10.1                           Enforceability of the pledge

(a)               Upon enforcement notification of the Security Agent, the security interests under the Agreement become immediately enforceable.

(b)              Upon request of the Security Agent after the issue of the execution notification, the Pledgor shall, in accordance with the requirements of the Security Agent, take all legal and appropriate actions to enable the Security Agent to execute the security interests under the Agreement. In order for the Security Agent to forcibly execute the security interests, the Pledgor shall sign all necessary agreements, transfer, notification, authorization, decisions, commitments and other relevant documents reasonably required by the Security Agent.

10.2                           Validity of the enforceability of the Security Interests

When the security interests established under the Agreement become enforceable in accordance with Clause 10.1 (Enforceability of the Pledge), unless otherwise specified under the Agreement or otherwise agreed by the Security Agent, the Pledgor shall not have the right to exercise and execute the rights, discretion and remedy vested in the Pledgor over the Secured Equipment, and the Security Agent shall have the right to exercise or execute the security interests in any manner it deems appropriate.

10.3                           Verification of the amounts of Secured Obligations

The verifications issued by the Secured Parties with respect to the amounts of Secured Obligations, unless there are obvious mistakes, shall be binding on the Pledgor.

10.4                           Rights of the Security Agent

When the pledge under the Agreement becomes executable, the Security Agent has the right to, pursuant to the instructions of the Instructing Group, immediately execute and exercise all powers and remedial measures available to it as the Pledgee of the Secured Equipment, including but not limited to the following (and the Security Agent shall notify the Pledgor when it adopts any such measures):

(a)               Exercising all or part of the powers vested by the laws of China in this respect through public auction or sale to sell and realize all or any part of the Secured Equipment;

(b)              Instituting (or instructing the Pledgor to institute as per its requirements) all litigation, arbitration or legal proceedings in connection with all or any Secured Equipment, and proceeding with, settling or releasing any claims in connection with the Secured Equipment;

(c)               Exercising any rights of the Pledgor over the Secured Equipment  for the purpose of the pledge under the Agreement; and/or

(d)              For the above purposes, adopting and signing all relevant actions, contracts and items that the Security Agent deems reasonably necessary or appropriate.

11                                  Designation of Accounts

The Security Agent should, acting in accordance with the instructions of the Instructing Group, instruct the Pledgor to pay relevant amounts to the designated accounts.

12                                  Use of Enforcement Proceeds

All proceeds (whether or not they exceed the value of the Secured Equipment as specified in Clause 2.3 (Value of the Secured Equipment) or Attachment I (Pledge Specifics)) received from time to time or recovered by the Security Agent under the Agreement should be used and distributed in the order as specified under Clause 7 (Application of Proceeds) of the Security Trust Deed.

13                                  The Security Agent and its Agent

13.1                           Agents

(a)               The Security Agent may, at any time it deemed appropriate, delegate all or any of its rights, powers, authority and decision-making right vested in the Security Agent under the Agreement to any agent through a power of attorney or other means. The delegation may be done in terms and conditions deemed appropriate by the Security Agent in the interests of the Secured Parties, but the terms and conditions must not be inconsistent with any provisions of the Agreement; and

(b)              Without prejudice to Clause 13.3 (The responsibilities of the Security Agent and its Agents), the Security Agent does not need to supervise litigation proceedings involving any of its agents, and shall not be liable for any loss incurred by any of its agents, unless by law, the agent(s) should be responsible for its material negligence or intentional misconducts.

13.2                           The rights of the Security Agent and its Agents

To the extent specified in Clause 13.3, the Pledgor and the Security Agent herein make express representations as follows:

(a)               The Security Agent and any of its designated agents may carry out conducts in connection with the Agreement based on the recommendations and opinions of and information obtained from any lawyers, valuers, accountants, bankers, brokers or other professionals, without regard to whether such recommendations, opinions or information have been obtained by the Pledgor, any Secured Parties or any other parties, and shall not be liable for any loss as a result of such conducts;

(b)              The Security Agent and any of its designated agents have the right to accept the certificate documents signed by any authorized representatives of the Pledgor and affixed with the stamp of the Pledgor, and use these certificates as sufficient evidence for any transaction or the facts, substance or interests of anything. In this case, the Security Agent or any of its designated agents do not need further evidence and shall not be held liable for any loss as a result of conducts based on the certificate documents;

(c)               The Security Agent or any of its designated agents do not need to take any measures to determine whether any event has occurred that may cause the pledge established under the Agreement to become enforceable. Unless the Security Agent or any of its designated agents have become aware or there is express notice to the contrary, the Security Agent and any of its agents shall have the right to assume nothing of the sort has happened, and that the Pledgor is observing and performing all its obligations under the Agreement and Transaction Finance Document; and

(d)              The Security Agent or any of its designated agents shall not be liable for the invalidity, flaw or insufficiency of the Agreement or the pledge under the Agreement or the ownership of any Secured Equipment.

13.3                           The responsibilities of the Security Agent and its Agents

The Security Agent and any of its designated agents, or the directors of the board, management or employees of the Security Agent, shall in no event, be liable for any costs, expenses, losses, debts or expenditures as a result of the pledge under the Agreement or any enforcement of the pledge, or any action or inaction of the Security Agent or its agents, directors, management or employees in connection of the Secured Equipment, or the exercise or non-exercise of any exercisable rights under the Agreement by the Security Agent or its agents, directors, management or employees, unless the above costs, expenses, losses, debts or expenditures have been incurred as a result of the material negligence or intentional misconduct of the Security Agent or its agent, directors, management or employees.

14           Power of Attorney

14.1         Designation

The Pledgor herein irrevocably designates the Security Agent (and the Security Agent’s agents) as its agents (via power of attorney) to, on its behalf, in its name or through other means, and in a manner and at the time deemed appropriate by the Security Agent (and the Security Agent’s agents), within the scope permissible under the laws of China:

(a)   Perform anything that the Pledgor is obligated to perform under the Agreement but has not properly performed, including but not limited to signing documents necessary for the perfection, protection and (after the issue of enforcement notice,) realization of the security interests under the Agreement; and

(b)   Exercise any rights vested in the Security Agent under the Agreement.

14.2         Acknowledgement and notification

The Pledgor herein acknowledges and confirms anything done by the Security Agent (and its agents) for the exercise of its rights in the power of attorney under Clause 14.1 (Designation). Anyone who takes any action or signs any document as per the above power of attorney should notify the Pledgor, and should, subsequently when appropriate and as soon as reasonably possible, provide the copies of any such documents to the Pledgor.

15           Costs and Expenses

Upon request, the Pledgor shall, from time to time, pay to or compensate the Security Agent for:

(a)   All costs and expenses incurred by the Security Agent as a result of preparing, signing, performing and perfecting the Agreement and any other relevant documents, and any revision or extension of the Agreement, or any consent or waiver under the Agreement; and

(b)   All costs, expenses ad expenditures (including legal fees and all other actual expenditures) incurred by the Security Agent as a result of exercising any of its rights or powers under the Agreement, instituting legal proceedings in connection with and recovering overdue payments under the Agreement, preserving or enforcing its rights under the Agreements in other means, contesting any claims against it in connection with the Agreement, or releasing the Agreement and the pledge under the Agreement upon full settlement of all amounts secured under the Agreement.

16           Compensations

16.1         The Pledgor shall make compensations to the Security Agent, its agents, directors, management and employees for all verifiable losses, liabilities, damages, taxes (if any), costs and expenses incurred by the Security Agent as a result of signing or performing the Agreement, and for all litigations, legal proceedings, claims, requests, costs, expenses and expenditures that may be caused by, suffered or incurred from the failure of the Pledgor to perform or observe any of its commitments and agreements as stated under Agreement, except those incurred as a result of frauds, intentional misconducts or material negligence of the Security Agent, its agents, directors, management or employees.

16.2         All amounts payable by the Pledgor under the Agreement when they fall due shall be paid in full without imposing set-off, counter-claim or any other restrictions or conditions, and should be exempt from taxes, deductions or withholding. If as per laws or regulations that the Pledgor or any other parties should deduct or withhold any amounts from any payments to the Security Agent (for tax or other purposes), the Pledgor shall make an additional payment on top of the above payments so as to ensure that the total amounts (not subject to further taxes or deductions or withholding) actually received by the Security Agent should be the same as the Security Agent would have received without the deductions or withholding. The Pledgor shall, after making the payments, immediately hand over the official documentations or the photocopies of other documentations to prove that it has already paid the deducted or withheld amounts to relevant tax authorities or other competent authorities.

17           Release

The obligations of the Pledgor under the Agreement shall terminate on the date the Secured Obligations have been irrevocably and unconditionally paid and settled in full, the Lenders are no longer bound by any obligations under the Loan Contract and all transactions under the Swap Agreements have been completed, and at the same time:

(a)   All rights of the Security Agent under the Agreement shall terminate, and the security interests arising from the Agreement or established under Agreement shall be released;

(b)   The Pledgor shall, as soon as practically possible and at its own expense, cancel the Agreement and the approval and/or registration of the pledge established under the Agreement at relevant authorities in accordance with the laws and regulations of China; and

(c)   Upon written request of the Pledgor, the Security Agent shall, as soon as practically possible, take actions or allow the taking of actions that may be required by the Pledgor for the purpose of the release of the security interests arising from the Agreement or established under the Agreement, and shall, at the expense of the Pledgor, sign and deliver or cause the signing and delivery of any and all of the additional papers and documents that may be required by the Pledgor for the purpose of the release of the security interests arising from the Agreement or established under the Agreement.

18           Notification

18.1         Unless specified otherwise, any notifications or other documents in connection with the Agreement should be prepared in writing and may be delivered by facsimile or postal mail. If by facsimile, the delivery is deemed done upon the receipt by the addressee of clearly readable documents sent through facsimile; and if by postal mail, the delivery is deemed done upon the notification being placed at the relevant address or 5 Business Days after the notification is deposited into the mailbox in a pre-paid envelope with clearly marked address.

18.2         The contact information of the Pledgor and the Security Agent is listed on the signing page of the Agreement.

18.3         Any party may change its contact information by issuing notification to the other party 5 Business Days in advance.

19           Applicable laws and jurisdiction

The Agreement is governed and construed under the laws of China. In case of any dispute under the Agreement or any dispute in connection with the Agreement, both parties agree to refer the disputes to China International Economic and Trade Arbitration Commission and resolve the disputes in Beijing in accordance with the prevailing arbitration rules.

20           Others

20.1         Severability

If any provisions of the Agreement are or have become illegal, void or unenforceable in any jurisdiction, the validity or enforceability of other provisions of the Agreement in that jurisdiction and the validity or enforceability of those provisions and other provisions of the Agreement in other jurisdictions shall not be impaired.

20.2         Waiver

The Security Agent’s failure to exercise or delay in exercising any right, power or remedy under the Agreement shall not diminish such rights, powers or remedies, or constitute a waiver of such rights, powers or remedies; single or partial exercise by the Security Agent of such rights, powers or remedies shall not prevent it from further exercising such rights, powers or remedies or exercising any other rights, powers or remedies. All rights, powers and remedies under the Agreement are cumulative, and not exclusive of any other rights, powers or remedies provided by law.

20.3         Amendments

Any revisions to the Agreement can only be made in writing by the Security Agent and the Pledgor.

20.4         Languages

The Agreement is drafted and signed in Chinese, with an English version translated from Chinese at the expense of the Pledgor.

Notifications in connection with the Agreement between the Pledgor and the Security Agent should be drafted and prepared in English.

Documents provided by the Pledgor under the Agreement to the Security Agent or other document provided in connection with the Agreement should be drafted and prepared in English, or if drafted and prepared in languages other than English, such documents should attach an English translation that has been verified by the Pledgor to be truthful, accurate and complete and such that the Security Agent may act in accordance with the English translation.

20.5         Entry into force

The Agreement enters into force upon signing by the Security Agent and the Pledgor, but if according to the laws and regulations of China, the Agreement (for parties or any party to the Agreement) may not enter into force before completion of any approval and or registration procedures, the Agreement (for parties or any party to the Agreement) shall enter into force upon the date such approval and/or registration procedures are completed.

In witness whereof, the Agreement has been executed by both parties on the date stated at the beginning of the Agreement,

Attachment 1:      Specifics of Secured Equipment

1.     Pledgor: Tianjin New Highland Science Development Co., Ltd.

2.     Security Agent: DB Trustees (Hong Kong) Limited

3.     Specifics of the Secured Equipment

No.	Description	Price	Supplier	Invoice Numbers

1	One suit of Jet-Drill Semi-Enclosed Skid Shallow (2000 meters) Well Units	RMB72,38 million	Dongying Luda Petrochemical Equipment Co., Ltd.	00514753, 00514754, 00514755, 00514756, 00514757, 00514758, 00514759, 00514760

2	One suit of Jet-Drill Semi-Enclosed Skid Shallow (3000 meters) Well Units	RMB79.62 million	Dongying Luda Petrochemical Equipment Co., Ltd.	00514761, 00514762, 00514763, 00514764, 00514765, 00514766, 00514767, 00514768, 00514769

4.     Assessed value of the Secured Equipment: as per the Assessment Report (Jin ZTC Ping Zi [2010] No.2) issued on 5 January 2010 by Tianjin Zhong Tian Cheng Real Estate and Land Assessment Co., Ltd., as at 30 November 2009 and based on the current use of the Secured Equipment, its market value is RMB135.6969 million.

5.     Loan amount: no more than USD65 million

6.     Use of loan: purchase of Secured Equipment and working capital

7.     Term of pledge: until the termination of the Agreement in accordance with Clause 17 (Release)

8.     The Secured Parties: Facility Agent, Security Agent, Calculation Agent, Arranger, Lenders and Swap Counterparty.

Attachment 2:      The Format of Additional Pledge Commitments

The Format of Additional Pledge Commitments

To: [DB Trustees (Hong Kong) Limited] as the Security Agent

[date]

Dear sir or madam:

We refer to the machine equipment pledge agreement dated [date] between Tianjin New Highland Science Development Co., Ltd. (the Pledgor) and DB Trustees (Hong Kong) Limited (the Security Agent), including their revisions and additions from time to time (the Pledge Agreement). This document is the Additional Pledge Commitments referred to in Clause 2.4 (Additional pledge) of the Pledge Agreement. The terms used in the Additional Pledge Commitments shall have the same meanings as defined in the Pledge Agreement.

With respect to the New Equipment that hasn’t been effectively pledged under the Pledge Agreement and which will be used as the consideration for the Secured Parties to continue to provide or maintain the loan limits or sign or maintain various related agreements and arrangements and as the security interests for securing the payment of all Secured Obligations by the Pledgor on time and its performance of all its other obligations under the Transaction Finance Document, in accordance with the Real Right Law of the People’s Republic of China , the Guarantee Law of the People’s Republic of China and other laws and regulations of China, the Pledgor, as the rightful owner of the New Equipment (with details listed in the following attachment), pledge the New Equipment to the Security Agent who acts in the interests of and represents the Secured Parties, which are the beneficiaries of the pledge interests and rights under the Additional Pledge Commitments.

The Pledgor should ensure the Security Agent receives this Additional Pledge Commitment within 30 days upon completion of the customs clearance procedures for the New Equipment, ensure the Security Agent receives the Pledge Certificate for the pledge of the New Equipment within 60 days upon completion of the customs clearance procedures for the New Equipment, and ensure the Security Agent receives, within 90 days upon completion of the customs clearance procedures for the New Equipment and for the purpose of the pledge of the New Equipment, the Security Certificate and the Approving Authorities’ approval and registration documents or documents testifying that the relevant approval, registration or filing documents cannot be obtained. Within a commercially reasonable period of time upon completion of the customers clearance procedures for the New Equipment, the Pledgor should purchase insurance for the New Equipment in accordance with Clause 4 (Insurance), and immediately hand over the originals of the relevant insurance policies, insurance contracts, premium payment receipts, invoices or any other relevant documents to the Security Agent for keeping.

All terms and conditions included in the Pledge Agreement apply to the Additional Pledge Commitments, as if the Additional Pledge Commitments had provided all the above terms and conditions (including all necessary contextual modifications).

The Additional Pledge Commitments are governed and construed by the Laws of China.

Pledgor: Tianjin New Highland Science Development Co., Ltd. (company seal)

Authorized signatory

Name:

Position:

Attachment to the Additional Pledge Commitments

Specifics of New Equipment:

No.	Description	Price	Supplier	Invoice Numbers

1

2

Signature page

Pledgor: Tianjin New Highland Science Development Co., Ltd.

Address:	Bldg 21-B4, Binhai Chuangxin Venture Park, No. 4668, Xinbei Road, Tanggu District, Tianjin
Facsimile:	+86-22-6635-1181
Telephone:	+86-22-6636-1185
Addressee:	Mr Liu Qingzeng

/s/ Liu Qingzeng

(Name of Authorized Signatory)

Name: Liu Qingzeng

Signature page for the Machine Equipment Pledge Agreement

Security Agent: DB Trustees (Hong Kong) Limited

Address:	48/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Facsimile:	+852 2203 7320/7323
Telephone:	+852 2203 8888
Addressee:	Managing Director

/s/ Chiu Kin Wing Edward	/s/ Choi Siu Ling

(Name of Authorized Signatory)

Name: Chiu Kin Wing Edward	Choi Siu Ling

Position: Authorized Signatory	Director

Signature page for the Machine Equipment Pledge Agreement